Exhibit 99.01

Investview (“INVU”) Announces Series of Transformational Acquisitions Immediately Propelling the Company into a Leading Position in the Fast-Growing Self-Directed (DIY) Online Brokerage Market

LevelX Capital On-line Broker Dealer, LevelX Advisors, and Prodigio RTS Trading Platform Acquired by Investview to Create Exciting New Growth Channel

Acquisitions are expected to enable Investview to deliver professional trading services to a diverse base of active online investors, professional fund managers, buy-side professionals, registered investment advisors and other broker-dealers.

Eatontown, New Jersey, May 7th, 2021 – Investview, Inc. (OTCQB: INVU), a diversified financial technology company is pleased to announce a series of transformational acquisitions as part of an overall strategy to expand the scope of Investview’s business into complementary, fast-growing adjacent markets. With these acquisitions Investview will immediately enter the fast-growing U.S. and non-U.S. online brokerage industry with a state-of-the-art platform with an established profile of delivering professional trading services catering primarily to a diverse base of self-directed (DIY) and active online brokerage investors, professional fund managers, buy-side professionals, registered investment advisors and other broker-dealers.

Through the combined acquisitions which are expected to close by the end of the third quarter, subject to regulatory approvals and customary closing conditions, Investview will be uniquely positioned to enable active traders and investors to gain a competitive edge in the market with innovative tools and fast, reliable execution, seamlessly delivered across desktop and mobile devices.

Furthering its FinTech footprint, Investview plans to combine these acquisitions under a new standalone subsidiary company, creating a market leading financial technology and brokerage firm for active traders and investors. The combination of LevelX Capital, LevelX Advisors and acclaimed Prodigio RTS trading platform brings together three dynamic companies that offer customers superior value.

The acquisitions come at a time of sustained growth for Investview. The transaction significantly increases the scale and service capabilities of Investview’s existing US and global business through the acquisition of a fast-growing, high margin business that is well positioned to benefit from the structural growth in self-directed investing in the US listed equities and options market. By establishing an online broker dealer affiliate and active trader platform, Investview will be able to capture trading revenue we could not capture before, which we believe will significantly be accretive to our top and bottom line,” added Joseph Cammarata, Investview CEO.

Joe Cammarata, Chief Executive of Investview, commented, “I am thrilled to welcome LevelX and Prodigio RTS to the Investview family as part of this transformational acquisition. The US market has more than 54 million self-directed retail traders and the online brokerage industry is highly fragmented. This acquisition will materially expand and scale our business as we further diversify into the exciting high growth market of US retail equities and options, a market which is adjacent to our iGenius core product skill set. The financial and strategic rationale underpinning this transaction are compelling. Our goal is to continually improve our customers’ experience and I am confident that with our shared client-centric principles, passion for innovation and growth, Investview and LevelX will prove a winning combination.”

Annette Raynor, COO of Investview said, “Advanced trading tools, once available only to professional investors are becoming accessible to a wider universe of retail investors and market demand for sophisticated, yet easy-to-use analytics is expanding. We believe the combined company will be uniquely positioned to meet this growing global demand which is a core principle of our founding principles – provide the individual access to information and technology formerly reserved for professional only. By joining forces, customers will get the best of all three companies and continue to benefit from the products and features that enable them to gain a competitive edge. Each of these organizations is focused on providing superior value and offerings to our customers through innovative tools and fast, reliable execution, seamlessly delivered across acclaimed desktop and mobile platforms. This combination also brings together a depth and breadth of experienced, talented management and professionals that will provide another competitive advantage.”

“This is a strategic, transforming merger based on technology and account acquisition synergies generated by Investview-iGenius affiliates and customers who can now be educated and trade on an integrated platform with top-rated technology. When our affiliates and customers succeed, our shareholders benefit - this merger represents the first time that the economics of technology and account acquisition for an online broker are turned on their head and account acquisition becomes a profit center rather than a cost, in the process originating an account whose owner knows how to use the award winning applications and technology to their fullest to achieve better results,” added Mario Romano, Director of Finance.

Joe Cammarata, CEO said, “It’s time to take our customers to another level and this merger will bring the resources under one brand to accomplish that. Investview has the passion and spirit to empower investors through education, which has also been the cornerstone of LevelX and Prodigio’s success. The new company IFG will be a powerful combination of great educational services and advanced trading technology from which all our customers will benefit.”

David Rothrock, Chairman of MPower Trading Systems said, “The combination of MPower with Investview and LexelX represents a new paradigm in the online brokerage industry, and the entire MPower organization is excited to be part of this dynamic combination. I look forward to working with Joe and the executive management team to realize the synergies of this combination as we leverage our established technologies to further unlock the potential growth opportunities emerging in the DIY online brokerage community.”

Strategic rationale behind the merger:

Investview expects the acquisition to be accretive during 2022, and to enhance customer retention and increase the lifetime value of its network affiliates and online broker customers.

Underlying the expected synergies are the following factors:

●	With over 40% of our sales transaction volume originating from the purchase of our financial education services, our Affiliates and customers have become among the most confident, active and knowledgeable individual investors in the market. Currently Investview does not benefit from this trading activity. By establishing an online broker dealer affiliate and active trader platform, Investview expects to be able to capture some of this trading revenue.

●	Investview’s-iGenius subsidiary has more than 12,500 customers, including more than 17,000 alumni, offering an attractive, immediate cross selling opportunity.

●	The combination of three leading technology-based companies will create operating leverage in product innovation resulting in increased recurring revenue and customer lifetime value.

Mr. Cammarata concluded, “We are consistently taking a diversified approach to our innovation, strategic partnerships, global expansion and corporate citizenship to fuel sustainable, long-term growth, which has been demonstrated by our results over the last four quarters. We believe that the strength of our balance sheet and cash position, combined with our consistent focus on our highest-return priorities, will generate sustainable long-term value for all stakeholders.”

On May 5th, Investview announced that nearly all of its key shareholders, including founders, officers, and the new transaction shareholders will join the existing shareholders on the same terms, have agreed to certain Lock-Up provisions.

Transaction Summary

Investview has entered into Security Purchase agreements to purchase 100% of the business and outstanding equity interests of SSA Technologies LLC (“SSA”), an entity that owns and operates a FINRA-registered broker-dealer and Registered Investment Advisor (RIA), and MPower Trading Systems LLC (“MPower”), the developer and owner of Prodigio RTS, a proprietary software-based trading platform with applications within the brokerage industry.

The Board of Directors of each of the companies have unanimously approved the merger transaction through a stock-for-stock merger exchange. Pursuant to the terms of the agreements, Investview, Inc. through its subsidiary Investview Financial Group Holdings LLC has agreed to acquire each of the SSA and MPower businesses for the issuance of non-voting membership interests in Investview wholly owned subsidiaries that are in the future redeemable for, respectively, 242,000,000 and 565,000,000 Investview common shares on a one-for-one basis.

In connection with the closing under the Agreement, the redeemable membership interests being issued to the SSA and MPower equity holders, as well as the resulting shares of Investview common stock issued upon the exercise of such redemption rights, will be issued as shares of restricted securities issued in reliance upon the exemption from registration provided by Section 4(a)(2) of the Securities Act of 1933, as amended. Following closing, Investview has agreed to file a registration statement with the Securities and Exchange Commission registering the resale of the shares issuable upon conversion of the membership interests. In connection with the merger transaction, under the agreement, the acquired parties have entered in to lock-up agreements with the company.

The lock-up Agreements stipulate that these shareholders will not, subject to limited exception, offer to sell, contract to sell, lend, pledge, or otherwise dispose of any Investview securities, or enter any transaction to such effect, directly or indirectly, in addition to other restrictions until April 25th, 2022 when a portion of the shares will be released followed by the remainder of the shares being released after April 25, 2025.

Further, following this merger transaction, the following shareholders will join the existing shareholders on same terms representing 1,393,321,602 common shares to represent as-adjusted 2,200,321,602 common shares (the “Shareholders”) who have entered into voluntary lock-up agreements with the Company (the “Agreements”), representing as-adjusted 58.06% of the total issued outstanding subordinate voting shares representing as-adjusted 3,789,481,329 common shares (on an as-if converted basis).

The transactions are expected to close by the third quarter, pending regulatory approvals and customary closing conditions. Investview, Inc., through its subsidiary Investview Financial Group Holdings, will own a majority stake in the new combined company.

About LevelX Capital

LevelX Capital is a provider of direct market access trading technology, risk management solutions, and brokerage services for retail investors and professional retail active traders.

LevelX maintains a philosophy in bringing customers and clients an exceptional digitally oriented experience, with award-winning customer service and competitive products.

About Prodigio RTS

Prodigio RTS was created with a vision to challenge self-directed investors to think and trade strategically with an ecosystem that empowers users. No other firm has built a retail trader ecosystem in quite the same way: delivering authentic, fun and actionable research-based content through our uniquely developed financial media network; to our two revolutionary brokerage firms with intuitive front-end technology, built on high frequency middleware; to an active retail-focused investor.

About Investview, Inc.

Investview, Inc. is a diversified financial technology and global distributor organization that operates through its subsidiaries to provide financial education tools, content, research, and management of digital asset technology that mines cryptocurrencies, with a focus on Bitcoin mining and the next generation of digital assets. Investview – driving decentralization of education and finance through a commitment to blockchain technology. For more information on Investview and its family of wholly owned subsidiaries, please visit: www.investview.com.

Forward-Looking Statements

All statements in this release that are not based on historical fact are “forward-looking statements” within the meaning of Section 27A of the Securities Act of 1933 and Section 21E of the Securities Exchange Act of 1934. Forward-looking statements, which are based on certain assumptions and describe our future plans, strategies, and expectations, can generally be identified by the use of forward-looking terms such as “believe,” “expect,” “may,” “should,” “could,” “seek,” “intend,” “plan,” “goal,” “estimate,” “anticipate” or other comparable terms. These forward-looking statements are based on Investview’s current beliefs and assumptions and information currently available to Investview and involve known and unknown risks, uncertainties and other factors which may cause the actual results, performance, or achievements of the company to be materially different from any future results, performance or achievements expressed or implied by these forward-looking statements. More information on potential factors that could affect Investview’s financial results is included from time to time in Investview’s public reports filed with the U.S. Securities and Exchange Commission (the “SEC”), including the Company’s Annual Report on Form 10-K, Quarterly Reports on Form 10-Q, and Current Reports on Form 8-K. The forward-looking statements made in this release speak only as of the date of this release, and Investview, Inc. (“INVU”) assumes no obligation to update any such forward-looking statements to reflect actual results or changes in expectations, except as otherwise required by law.

Investor Relations
Contact: Arthur Rome

Phone Number:732.889.4308
Email: pr@investview.com